SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report                      January 13, 1998
(Date of earliest event reported)  (August 29, 1997)

USCI, INC.
(Exact name of registrant as specified in its charter)
Delaware                     0-22282       13-3702647
(State or other jurisdiction (Commission (IRS Employer
 of incorporation)          File Number) Identification No.)

6115-A Jimmy Carter Blvd., Norcross, Georgia        30071
(Address of principal executive offices)          (Zip Code)

                        (770) 840-8888
(Registrant's telephone number including area code)
(Former name or former address if changed since last report)

Item 5.



On August 29, 1997, the Registrant, through its wholly owned subsidiary Ameritel Communications, Inc. ("Ameritel") entered into an agreement with Sun Television and Appliances, Inc. ("SunTV") under which Ameritel agreed to provide cellular telephone service on an exclusive basis to customers at all SunTV retail locations. As of the date of the agreement, SunTV operated a total of 41 consumer electronics and home appliances retail stores in Ohio, Pennsylvania, West Virginia and Kentucky. The agreement also covers any additional SunTV stores that may be opened in the future, subject to the availability of Ameritel cellular telephone service. The agreement provides for the payment by Ameritel to SunTV of a sales commission for each activation of Ameritel cellular service by a SunTV customer. The agreement is terminable at will by either party on 60 days prior notice.

On September 30, 1997, the Registrant, through Ameritel, entered into an agreement with CompUSA, a retailer of personal computers and related products and services, under which Ameritel agreed to provide cellular telephone and paging services on a pilot basis to customers at seven
(7) CompUSA stores in Atlanta, Georgia and Phoenix, Arizona. Under the agreement, CompUSA will receive a sales commission for each activation of cellular telephone or paging service by a customer at any of these CompUSA stores, as well as other advertising and promotional support from Ameritel. The agreement does not have a definite term and is, accordingly, terminable at will by either party. CompUSA is under no obligation to extend the agreement to cover its approximately 130 other stores.

In September 1997, Ameritel entered into a cellular services sales agreement with Cable & Wireless, Inc. ("CWI"), a major telecommunications carrier, under which CWI is authorized to offer Ameritel's wireless services to CWI's existing and future customers. Under the agreement Ameritel is responsible for delivery of the cellular telephones and pagers to the subscribers. CWI will receive a commission for each activation of Ameritel wireless service by a CWI customer, as well as residual payments equal to a percentage of billed charges for airtime usage. The agreement is for a term of 12 months and will automatically renew for successive 12-month terms unless either party gives notice of its intention not to renew at least ninety
(90) days prior to the expiration of the then-current term. In addition, CWI may terminate the agreement at any time if certain conditions are not met.

On October 10, 1997, Ameritel entered into a cellular radiotelephone service referral agreement, effective as of October 1, 1997, with RadioShack, a division of Tandy Corporation, under which RadioShack, a major retailer of cellular service and products in the United States, agreed to serve as a nonexclusive retail referral representative for Ameritel in the sale of its cellular telephone service for approximately 250 RadioShack stores in New York City; Westchester, Rockland, Nassau and Suffolk counties in New York State; southern Connecticut and north central New Jersey. Under the agreement, RadioShack will receive a referral fee for each subscriber referred to and activated by Ameritel and will also receive market development support. The agreement is for a one year term and will automatically renew for successive one-year terms unless either party gives notice of its intent not to renew at least 90 days prior to the expiration of the then-current term. In addition, either party may terminate the agreement without cause at any time on 90 days prior notice.

On December 8, 1997, the RadioShack agreement was amended, effective as of November 21, 1997, to add additional coverage areas including Puerto
 Rico, Saint Thomas and St. Croix (Virgin Islands)(effective the earlier of January 1, 1998 or the day immediately following the termination date between RadioShack and its existing carrier for these areas) and two counties in Missouri (effective November 21, 1997) and, in connection therewith, to modify certain aspects of the referral fee arrangements and to provide for additional market support by Ameritel.

On October 30, 1997, the Registrant, a wholly owned subsidiary of Ameritel Communications, Inc. ("Ameritel"), and PaineWebber Incorporated ("PaineWebber"), an investment banking firm, entered into a letter agreement (the "PaineWebber Agreement") pursuant to which PaineWebber agreed to establish through January 1, 1998 for Ameritel's account irrevocable standby letter of credit financing in the aggregate amount of up to $3.75 million for the purpose of enabling Ameritel to satisfy its security obligations under agreements with RadioShack and certain cellular service providers from whom it purchases cellular service for resale. Under the PaineWebber Agreement the Registrant is required to pledge, as a condition precedent to the issuance of any letter of credit by PaineWebber, such number of shares of the Registrant's common stock valued at $7.00 per share, as shall equal 125% of the principal amount of each letter of credit to be issued.
The agreement further requires the Registrant to replace any such pledged shares with cash, U.S. government obligations or other obligations guaranteed by the U.S. government in the amount of 125% of the aggregate principal amount of all outstanding letters of credit (i.e. up to $4,718,750) on or prior to the earlier to occur of the completion of the Registrant's pending private placement or January 30, 1998. In addition, USCI and Ameritel executed guarantees of each other's obligations under the PaineWebber Agreement.

To provide the shares of Common Stock required to be pledged as collateral under the PaineWebber Agreement, the Registrant entered into an agreement dated as of October 30, 1997 with certain of the Registrant's stockholders (the "Stockholders") including Mr. Hahn, Mr. Kostrinsky and two of the Registrant's directors, under which the Stockholders agreed to deposit with the Registrant an aggregate of 545,045 shares of the Registrant's common stock owned by them for delivery, as and when needed, to PaineWebber. As consideration for this agreement, the Registrant agreed to issue to the Stockholders non-qualified five year options to purchase an aggregate of 54,505 shares of the Registrant's Common Stock at $6.00 per share.

As consideration to PaineWebber for providing the letter of credit financing, the Registrant issued to PaineWebber a five-year warrant to purchase up to 600,000 shares of the Registrant's Common Stock at a purchase price of $6.00 per share. PaineWebber received certain registration rights for the for the Common Stock issuable upon exercise of the warrant.

On November 21, 1997, Ameritel entered into an agreement with Ritz Camera Centers, Inc. ("Ritz Camera") under which Ameritel agreed, in a pilot program, to provide cellular telephone service on an exclusive basis to customers at Ritz Camera's 12 retail locations in Norfolk, Virginia. The agreement also gives Ameritel the right, but not the obligation, to provide cellular telephone service to any additional stores subsequently opened by Ritz Camera in the Norfolk market. The agreement provides for the payment by Ameritel to Ritz Camera of commission and co-op payments for each activation of a cellular telephone purchased by a Ritz Camera customer at one of the Norfolk stores. The agreement may be terminated by either party, without cause, on 60 days prior notice, subject to Ameritel's obligation to continue the agreement through March 31, 1998.

On November 18, 1997, the Registrant obtained an unsecured loan in the amount of $4.0 million from George Karfunkel and Michael Karfunkel.
The loan bears interest at 8.5% per annum and is payable on December 31, 1997, or completion of the Registrant's pending private placement, whichever is sooner. As additional consideration for the loan, the Registrant issued to each of the lenders a five-year warrant exercisable to purchase up to 400,000 shares of the Registrant's Common Stock at an exercise price of $6.00 per share. On December 30, 1997, the Registrant issued to each of the lenders an additional five-year warrant to purchase 200,000 shares of Common Stock at $6.00 per share in consideration of the lenders' extension of the due date of the loans until January 31, 1998. The Registrant agreed that for each share of Common Stock acquired by the lenders upon the exercise of the warrants, the Registrant will issue an additional warrant to purchase one share of Common Stock at an exercise price equal to (a)the conversion price of the Registrant's convertible preferred stock being offered in a pending private placement, or (b)$7.00 if the private placement has not been completed. The Registrant further agreed to issue an additional warrant to purchase 200,000 shares of Common Stock to each lender, on these same terms and conditions, for each month (or part thereof) in which the indebtedness to the lenders remains unpaid after January 31, 1998. George Karfunkel is a shareholder of the Registrant. Michael Karfunkel is George Karfunkel's brother. George and Michael Karfunkel are the owners of American Stock Transfer & Trust Company, the Registrant's transfer agent and a stockholder of the Registrant.

On January 2, 1998, the Registrant obtained an unsecured bridge loan in the amount of $250,000 from Decameron Partners, and on January 5, 1998, the Registrant received an unsecured bridge loan in the amount of $250,000 from Mr. Alan R. Dresher. Each loan bears interest at 10% per annum and is payable upon the earlier to occur of January 31, 1998 or the completion of the Registrant's pending private placement. As additional consideration for the loans, the Registrant issued to each lender a five-year warrant to purchase 50,000 shares of Common Stock at $6.00 per share. The Registrant also issued a five-year warrant to purchase 25,000 shares of Common Stock at $6.00 per share to Alan Baron, the principal of Decameron Partners, as a finder's fee. Alan Baron is the son of Jerome Baron, a director of the Registrant.

The Registrant intends to use the proceeds of the foregoing loans for working capital.

On November 28, 1997, the Board of Directors of the Registrant elected Stephen E. Pazian a director of the Registrant to fill a vacancy created by the resignation of Lawrence Burstein on September 30, 1997.

Mr. Pazian is currently the President and Chief Executive Officer of Edison Enterprises, a division of Edison International. Mr. Pazian oversees the operations of Edison's family of companies: Edison Source, which provides energy management services and pricing options to businesses in the energy and electric markets; Edison Select which provides products and services for the consumer market including computer repair, Internet access, electrical repair and home security service; and Edison EV which distributes, installs and services electric vehicle charging equipment for residential, fleet and public markets. From 1998 to 1997, Mr. Pazian was President of Ameritech Security Monitoring Services, a business unit of Ameritech, Inc. From 1988 to 1996, he was Executive Officer of MobileComm, Bell South's paging and voice messaging subsidiary. In connection with become a director, Mr. Pazian received a five-year nonqualified option, exercisable immediately, to purchase 25,000 shares of the Registrant's Common Stock at an exercise price of $6.25 per share under the Registrant's 1996 Stock Option Plan.

Item 7c. Exhibits.

Exhibit 10.1	Warrants (2) issued by the Registrant to Michael
Karfunkel.

Exhibit 10.2	Warrants (2) issued by the Registrant to Michael
Karfunkel.

Exhibit 10.3	Replacement Promissory Notes issued by the Registrant
to George Karfunkel.

Exhibit 10.4	Replacement Promissory Notes issued by the Registrant
to Michael Karfunkel.

Exhibit 10.5*	Agreement between Ameritel Communications, Inc. and
Sun Television and Appliances, Inc. dated August 29, 1997.

Exhibit 10.6*	Agreement between Ameritel Communications, Inc. and
CompUSA dated September 30, 1997.

Exhibit 10.7*	Agreement between Ameritel Communications, Inc. and
Cable & Wireless, Inc. dated September 1997 and Addendum No. 1 thereto dated October 15, 1997.

Exhibit 10.8*	Agreement between Ameritel Communications, Inc. and
RadioShack, a division of Tandy Corporation, effective as of October 1, 1997 and Amendment 1 thereto effective as of November 21, 1997.

Exhibit 10.9*	Agreement between Ameritel Communications, Inc. and
Ritz Camera Centers, Inc. dated November 21, 1997.

Exhibit 10.10	Agreement between the Registrant and PaineWebber
dated October 30, 1997.

Exhibit 10.11	Stock Option Agreements dated as of October 30, 1997
with certain stockholders of the Registrant.

Exhibit 10.12	Warrant Agreement dated October 30, 1997 between the
Registrant and PaineWebber.

Exhibit 10.13	Shareholder Collateral Agreement dated as of October
30, 1997.

Exhibit 10.14	Warrant issued by the Registrant to Alan R. Dresher.

Exhibit 10.15	Promissory Note issued by the Registrant to Alan R.
Dresher.

Exhibit 10.16	Warrant issued by the Registrant to Decameron
Partners.

Exhibit 10.17	Promissory Note issued by the Registrant to Decameron
Partners.

Exhibit 10.18	Warrant issued by the Registrant to Alan Baron.

* PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT






                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                       USCI, Inc.
                                                       (Registrant)

                                          By: /s/ Robert J. Kostrinsky
                                            Robert J. Kostrinsky
                                            Executive Vice President

January 13, 1998